Exhibit 99.2

Zymeworks and Daiichi Sankyo Expand Immuno-Oncology Collaboration Focused on Bispecific Antibodies

Two Additional Licenses Granted; Upfront Payment of US$18 Million; Total Potential Transaction Value of up to US$484.7 Million

Vancouver, Canada, Tokyo, Japan and Basking Ridge, NJ (May 14, 2018) – Zymeworks Inc. (NYSE/TSX: ZYME), a clinical-stage biopharmaceutical company developing multifunctional therapeutics, and Daiichi Sankyo Company, Limited (Daiichi Sankyo) announced today that they entered into a new license agreement, building upon their 2016 cross-licensing and collaboration agreement.

“With a successful track record and our first bispecific antibody incorporating the Azymetric and EFECT technology having achieved a key research milestone in 2017, we look forward to adding two more bispecific compounds to our pipeline,” said Antoine Yver, MD, MSc, Executive Vice President and Global Head, Oncology Research and Development, Daiichi Sankyo. “We are exceptionally impressed with the robust impact that Zymeworks’ technology brings to antibody development.”

Under the terms of the second agreement, Daiichi Sankyo will acquire licenses to Zymeworks’ Azymetric™ and EFECT™ technology platforms to develop two additional bispecific antibody therapeutics. In exchange, Zymeworks will receive an upfront technology access fee of US$18 million and may receive up to US$466.7 million in potential clinical, regulatory and commercial milestone payments. In addition, Zymeworks will receive up to double-digit tiered royalties on global product sales.

“Expanding our relationship with a leading global pharmaceutical partner like Daiichi Sankyo is extremely satisfying as it underscores the power, versatility, and attractiveness of our technology platforms,” said Ali Tehrani, Ph.D., President and CEO of Zymeworks. “Having already used our platforms to discover one bispecific antibody, Daiichi Sankyo now has increased access to our technology to create additional therapeutic candidates. We are pleased to be working with a healthcare pioneer with a proven track record of over 100 years of innovation leading to major breakthroughs in patient care.”

Zymeworks and Daiichi Sankyo began working together in September 2016 through an agreement to develop one bispecific antibody therapeutic for which Zymeworks is eligible to receive preclinical, clinical, and commercial milestones payments, as well as up to double-digit tiered royalties on global product sales. Additionally, Zymeworks obtained a license to certain immuno-oncology antibodies from Daiichi Sankyo, with the right to research, develop, and commercialize multiple bispecific products globally in exchange for royalties on global product sales.

About the Azymetric™ Platform

The Azymetric platform enables the transformation of monospecific antibodies into bispecific antibodies, giving them the ability to simultaneously bind two different targets. Azymetric bispecific technology enables the development of multifunctional biotherapeutics that can block multiple signaling pathways, recruit immune cells to tumors, enhance receptor clustering and degradation, and increase tumor-specific targeting. These features are intended to enhance efficacy while reducing toxicities and the potential for drug-resistance. Azymetric bispecifics have been engineered to retain the desirable drug-like qualities of naturally occurring antibodies, including low immunogenicity, long half-life and high stability. In addition, they are compatible with standard manufacturing processes with high yields and purity, with the potential to significantly reduce drug development costs and timelines.

About the EFECT™ Platform

The EFECT platform is a library of antibody Fc modifications engineered to modulate the activity of the antibody-mediated immune response, which includes both the up- and down-regulation of effector functions. This platform, which is compatible with traditional monoclonal as well as Azymetric bispecific antibodies, further enables the customization of therapeutic responses for different diseases.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the discovery, development and commercialization of next-generation multifunctional biotherapeutics. Zymeworks’ suite of complementary therapeutic platforms and its fully-integrated drug development engine provide the flexibility and compatibility to precisely engineer and develop highly-differentiated product candidates. Zymeworks’ lead product candidate, ZW25, is a novel bispecific antibody currently being evaluated in an adaptive Phase 1 clinical trial. Zymeworks’ second product candidate, ZW49, capitalizes on the unique design and antibody framework of ZW25 and is a bispecific antibody-drug conjugate, or ADC, armed with its proprietary ZymeLink™ cytotoxic payload. Zymeworks is also advancing a deep pipeline of preclinical product candidates and discovery-stage programs in immuno-oncology and other therapeutic areas. In addition to Zymeworks’ wholly owned pipeline, its therapeutic platforms have been further leveraged through multiple strategic partnerships with global biopharmaceutical companies.

About Daiichi Sankyo Cancer Enterprise

The mission of Daiichi Sankyo Cancer Enterprise is to leverage our world-class, innovative science and push beyond traditional thinking to create meaningful treatments for patients with cancer. We are dedicated to transforming science into value for patients, and this sense of obligation informs everything we do. Anchored by three pillars including our investigational Antibody Drug Conjugate Franchise, Acute Myeloid Leukemia Franchise and Breakthrough Science, we aim to deliver seven distinct new molecular entities over eight years during 2018 to 2025. Our powerful research engines include two laboratories for biologic/immuno-oncology and small molecules in Japan, and Plexxikon Inc., our small molecule structure-guided R&D center in Berkeley, CA. Compounds in pivotal stage development include: DS-8201, an antibody drug conjugate (ADC) for HER2-expressing breast, gastric and other cancers; quizartinib, an oral selective FLT3 inhibitor, for newly-diagnosed and relapsed/refractory acute myeloid leukemia (AML) with FLT3-ITD mutations; and pexidartinib, an oral CSF-1R inhibitor, for tenosynovial giant cell tumor (TGCT). For more information, please visit: www.DSCancerEnterprise.com.

About Daiichi Sankyo

Daiichi Sankyo Group is dedicated to the creation and supply of innovative pharmaceutical products to address diversified, unmet medical needs of patients in both mature and emerging markets. With over 100 years of scientific expertise and a presence in more than 20 countries, Daiichi Sankyo and its 15,000 employees around the world draw upon a rich legacy of innovation and a robust pipeline of promising new medicines to help people. In addition to a strong portfolio of medicines for hypertension and thrombotic disorders, under the Group’s 2025 Vision to become a “Global Pharma Innovator with Competitive Advantage in Oncology,” Daiichi Sankyo research and development is primarily focused on bringing forth novel therapies in oncology, including immuno-oncology, with additional focus on new horizon areas, such as pain management, neurodegenerative diseases, heart and kidney diseases, and other rare diseases. For more information, please visit: www.daiichisankyo.com. Daiichi Sankyo, Inc., headquartered in Basking Ridge, New Jersey, is a member of the Daiichi Sankyo Group. For more information on Daiichi Sankyo, Inc., please visit: www.dsi.com.

Cautionary Note Regarding Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this news release include statements that relate to Zymeworks’ technology, potential future milestones and royalties and other information that is not historical information. When used herein, words such as “believe”, “may”, “plan”, “will”, “estimate”, “continue”, “anticipate”, “potential”, “intend”, “expect” and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions, Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Quarterly Report on Form 10-Q for the three months ended March 31, 2018 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. You should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.

Contacts:

Zymeworks Inc.

Investor Inquiries:

Ryan Dercho, Ph.D.

(604) 678-1388

ir@zymeworks.com

Media Inquiries:

Angela Bitting

(925) 202-6211

a.bitting@comcast.net

Daiichi Sankyo

Jennifer Brennan

Daiichi Sankyo, Inc.

+1 908 992 6631 (office)

+1 201 709 9309 (mobile)

jbrennan2@dsi.com